UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2017

TOWERSTREAM CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-33449	20-8259086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

88 Silva Lane, Tech 4, Middletown, RI	02842
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 848-5848

(Former name of former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 22, 2017, the Board of Directors of Towerstream Corporation (the “Company”) appointed Donald MacNeil, age 52, to serve as a member of the Company's Board of Directors. Mr. MacNeil currently serves as the Chief Technology Officer of EdgeConneX, a leading-edge data center service provider, a position he has held since August 2015. From June 2000 to March 2015 he was employed by XO Communications where from 2011 through 2014 he held the position of Chief Marketing Officer and from 2014 to 2015 he held the position of Executive Vice President and Chief Operating Officer. Prior to that, he served as an officer in the United States Navy.  Don holds a Masters Degree in Physics from the United States Naval Academy and a Masters in Business Administration from the College of William and Mary.  Since August 2015, he has served as a member of the Board of Directors of Hammer Fiber, a residential "triple-play" internet service provider serving markets in New Jersey.

Item 8.01 Other Events.

On May 22, 2017, the Company issued a press release announcing Mr. MacNeil's appointment. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit Description

99.1	Press release issued May 22, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERSTREAM CORPORATION

Dated: May 26, 2017	By:	/s/ Ernest Ortega
Ernest Ortega
Chief Executive Officer